Exhibit 1.1
HARTFORD LIFE INSURANCE COMPANY
Medium-Term Notes Program
Hartford Life CoreNotes® Program
DISTRIBUTION AGREEMENT
DATED AS OF AUGUST 11, 2008
Hartford Life Insurance Company, a Connecticut life insurance company (the “Company”) in connection with its program (the “Program”) for the issuance in one or more series of its senior notes (the “Notes”) confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, each other institution named on Schedule 2 hereto and any institution appointed as an agent pursuant to Section 13.3 hereof (each, an “Agent”) with respect to the Notes to be offered by the Company upon execution and delivery by the Company and the applicable Agent(s) of a terms agreement in the form of Exhibit A hereto (the “Terms Agreement”).
The Notes of each series are to be issued pursuant to that certain indenture between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), dated September 8, 2006, as may be amended, modified, supplemented or restated from time to time (the “Indenture”) and each series of notes, or tranches within a series, will be issued pursuant to a supplement to the Indenture (each, a “Supplemental Indenture”) or as otherwise permitted by the Indenture. For purposes of this Distribution Agreement (the “Distribution Agreement”), references to “series of Notes” shall also mean a tranche of Notes within a series of Notes. In connection with the sale of each series of Notes, the Company will prepare a Pricing Supplement (each, a “Pricing Supplement”) including or incorporating by reference a description of the terms of the Notes and the terms of the offering.
Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints Merrill Lynch, Pierce, Fenner & Smith Incorporated as purchasing agent (the “Purchasing Agent”) for the purpose of purchasing and selling the CoreNotes (as defined in Section 3.3 hereof) and (2) appoints the Purchasing Agent and/or such other parties made a party to this Agreement in accordance with Section 13.3 and specified in the relevant Terms Agreement for the purpose of purchasing and selling the Medium-Term Notes (as defined in Section 3.4 hereof). For purposes of this Agreement, all references to any Agent shall be deemed to include the Purchasing Agent.

This Agreement specifies terms and conditions on which Notes may be sold to the Agent(s) as principal for resale to investors.
The Company has made the requisite filings with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”). The Company has filed with the Commission (a) a registration statement on Form S-3 relating to the registration of the Notes under the Securities Act of 1933, as amended (the “1933 Act”), (b) the related prospectus dated August 11, 2008 covering CoreNotes to be offered under the Program by the Purchasing Agent (the “Base CoreNotes Prospectus”) and (c) the related prospectus dated August 11, 2008 covering Medium-Term Notes to be offered under the Program by Agent(s) (the “Base Medium-Term Notes Prospectus”). Such registration statement became effective upon filing with the Commission pursuant to Rule 462(e) of the 1933 Act Regulations (defined below) and the Company has filed such post-effective amendments thereto as may be required prior to the acceptance of any offer for the purchase of Notes and each such post-effective amendment has become effective upon filing with the Commission pursuant to Rule 462(e) of the 1933 Act Regulations. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”). Such registration statement (as amended, if applicable) is referred to herein as the “Registration Statement”; and the applicable final prospectus and all applicable amendments or supplements thereto (including, with respect to a particular series of Notes, the applicable Pricing Supplement) as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, are collectively referred to herein as the “Prospectus”; provided, however, (1) that all references to the “Registration Statement”, the “Prospectus” and the “Time of Sale Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act, at or prior to the applicable Time of Sale (defined below); (2) that if the Company files a post-effective amendment to the Registration Statement with the Commission pursuant to Rule 462(e) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) then, after such filing, all references to the “Registration Statement” shall also be deemed to include such post-effective amendment; and (3) that the Prospectus shall include any information deemed to be included therein pursuant to Rule 430B(e) and (f) of the 1933 Act Regulations. A “Preliminary Prospectus” shall be deemed to refer to any prospectus and any prospectus supplement furnished by the Company after the Registration Statement became effective and before the Time of Sale with respect to a series of Notes which, pursuant to Rule 430B of the 1933 Act Regulations, omitted information to be included upon pricing in a form of prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Time of Sale Prospectus” means (i) with respect to the offer and sale of any series of Notes by the Purchasing Agent, the Base CoreNotes

Prospectus and (ii) with respect to the offer and sale of any series of Notes by Agent(s) other than the Purchasing Agent, the Base Medium-Term Notes Prospectus, in each case as amended or supplemented from time to time prior to the Time of Sale and together with the most recent Preliminary Prospectus or preliminary pricing supplement relating to the offer and sale of such series of Notes immediately prior to the Time of Sale, any Pricing Supplement relating to the offer and sale of such Series of Notes filed or used prior to the Time of Sale, any Final Term Sheet (as defined in Section 4.1 hereof) relating to the offer and sale of such Notes and each Free Writing Prospectus in the form, furnished to the Agent(s) by the Company or approved by the Company for use prior to the Time of Sale. “Time of Sale” means the time or date set forth in the applicable Terms Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information that is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or Preliminary Prospectus shall be deemed to include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or Preliminary Prospectus shall be deemed to include the filing of any document under the 1934 Act that is incorporated by reference in the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or Preliminary Prospectus, as the case may be.
SECTION 1.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
1.1 Representations and Warranties of the Company. The Company represents and warrants (i) to each Agent (a) as of the date hereof, (b) as of the date that the Registration Statement became effective (the “Initial Effective Date”) and (c) as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (with respect to the Registration Statement, a “Subsequent Effective Date”) and (ii) to each applicable Agent (a) as of the relevant Time of Sale, (b) as of the date the relevant Notes are delivered in exchange for payment (the “Settlement Date”) and (c) as of the relevant new effective date as determined pursuant to Rule 430B(f)(2) of the 1933 Act Regulations with respect to the applicable series of Notes (the “Note Effective Date” and together with the Initial Effective Date and any Subsequent Effective Date, the “Registration Statement Effective Date”) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:
1.1.1 No Filings or Regulatory Approvals. Other than as set forth or contemplated in the Time of Sale Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, is necessary or required for the issuance and sale of the Notes by the Company, except such as have been previously made, obtained or rendered, as applicable, and except such consents, approvals, authorizations, registrations, qualifications, orders or decrees as may be required under the 1933 Act or the 1939 Act or under state or foreign securities or blue sky laws or any rules or regulations of any securities exchange.
1.1.2 Ratings. The Program under which the Notes are issued, as well as the Notes, as applicable, are rated A1 by Moody’s Investors Service, Inc. or its successor (“Moody’s”), AA- by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor (“S&P”), a+ by A.M. Best Company, Inc. (“A.M. Best”) and AA- by Fitch Ratings, Inc. (“Fitch”) (Moody’s, S&P, A.M. Best and Fitch are referred to herein as the “Ratings Agencies” and each a “Ratings Agency”), or such other rating as to which the Company shall have most recently notified the Agent(s) pursuant to Section 2.1.11 hereof and set forth in the relevant Terms Agreement. The Company’s financial strength rating is Aa3 by Moody’s, AA- by S&P, A+ by A.M. Best and AA by Fitch or such other rating as to which the Company shall have most recently notified the Agent(s) pursuant to Section 2.1.11 hereof and set forth in the relevant Terms Agreement. Except as otherwise disclosed to the Agent(s), no public announcement has been made by a Ratings Agency that it has under surveillance or review, with possible negative implications, its rating of the Program, the Notes or the Company as applicable, or has withdrawn its rating of the Program, the Notes or the Company as applicable.
1.1.3 Listing. If specified in the relevant Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in such Pricing Supplement.
1.1.4 Due Incorporation, Good Standing and Due Qualification of the Company and Significant Subsidiaries. The Company, and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) that is an operating company, if any (each, a “Significant Subsidiary”), is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and to conduct its business as described in the Time of Sale Prospectus; each of the Company and each Significant

Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would result in a Company Material Adverse Effect (defined below). Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, there has been no event or occurrence that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise or on the power or ability of the Company to perform its obligations under any of the Issuance Documents (defined below) or to consummate the transactions to be performed by it as contemplated in the Time of Sale Prospectus (a “Company Material Adverse Effect”).
1.1.5 Registration Statement; Prospectus; Time of Sale Prospectus; Free Writing Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer”; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. The Company is not an “ineligible issuer” as that term is defined in Rule 405 of the 1933 Act Regulations (i) during any period beginning with the first bona fide offer of Notes and ending on the applicable Settlement Date (each, an “Offering Period”) and (ii) at any time other than during an Offering Period, at the time of the use of a Permitted Free Writing Prospectus (as defined below), if any. The Registration Statement has become effective upon filing with the Commission pursuant to Rule 462(e) of the 1933 Act Regulations and any post-effective amendment thereto also became effective upon filing under Rule 462(e). The Registration Statement, filed with the Commission pursuant to the 1933 Act, as of the Initial Effective Date, did not and, as of any Note Effective Date or Subsequent Effective Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus, if any, filed pursuant to Rule 424 of the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations. The Registration Statement, each Prospectus and each Time of Sale Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the 1933 Act Regulations. As of the Time of Sale, the Time of Sale Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date and as of each Settlement Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the Indenture Trustee or (B) any statements in or omissions from the Registration Statement, any Prospectus or any Time of Sale Prospectus made in reliance on and in conformity with written information provided by the Agent(s) to the Company expressly for use in the Registration Statement, any Prospectus, any Time of Sale Prospectus or any amendment or supplement thereto.
1.1.6 Company Financial Statements. The consolidated financial statements (including the related notes but excluding the supporting schedules) included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the 1933 Act, except as otherwise noted therein; and the supporting schedules, selected financial data and the summary financial data included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus when considered in relation to such financial statements taken as a whole, present fairly in all material respects the information required to be stated therein.
1.1.7 Authorization of the Issuance Documents. This Agreement, each Terms Agreement, the Indenture, each Supplemental Indenture (if any) and the Notes (collectively, the “Issuance Documents”) have been or will be, as applicable, duly authorized, executed and delivered by the Company and, assuming that each party to the Issuance Documents, other than the Company, has duly authorized, executed and delivered such agreement, the Issuance Documents will each be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (B) that no representation or warranty is made with respect to the enforceability of the indemnification and contribution provided for in Section 8 hereof and (C) as enforcement thereof may be limited by requirements that a claim with respect to any Notes that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. With respect to a series of Notes, the related Issuance Order (as defined in the Indenture) or such other instrument ordering the issuance of such series of Notes, was executed by a duly authorized officer of the Company.
1.1.8 No Proceedings. There is no action, suit, proceeding or investigation pending of which the Company has received notice or service of process, or before or brought by any court or governmental agency or body, or to the knowledge of the Company threatened, against the Company which is required to be disclosed in the Registration Statement and the Time of Sale Prospectus (other than as disclosed therein).
1.1.9 Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such defaults that would not result in a Company Material Adverse Effect; the execution, delivery and performance of the Issuance Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Time of Sale Prospectus, the consummation of the transactions contemplated in the Time of Sale Prospectus and the compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not constitute a breach, violation or default (A) which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries or (B) of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations or defaults under subsections (A) or (B) immediately above that would not result in a Company Material Adverse Effect.
1.1.10 Licenses and Permits. Each of the Company and the Significant Subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Company Governmental Licenses”) of and from, and has made all filings and declarations (collectively, the “Company Governmental Filings”) with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus, except where the failure to have such Company Governmental Licenses or to make such Company Governmental Filings would not, individually or in the aggregate, result in a Company Material Adverse Effect. All such Company Governmental Licenses and Company Governmental Filings are in full force and effect, except to the extent that any such failure to be in full force and effect would not result, singly or in the aggregate, in a Company Material Adverse Effect. The Company and the Significant Subsidiaries are in compliance with such Company Governmental Licenses and neither the Company nor any of the Significant Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Company Governmental Licenses or otherwise impose any limitation on the conduct of the business of the Company or any of the Significant Subsidiaries, except as set forth in the Time of Sale Prospectus or to the extent that any such failure to be in compliance, suspension, revocation or limitation would not, singly or in the aggregate, result in a Company Material Adverse Effect.
1.1.11 Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
1.1.12 Absence of Default Under the Notes. To the Company’s knowledge there exists no event or circumstance which does or may (with the passing of time, the giving of notice, the making of any determination or any combination thereof) be reasonably expected to constitute an event of default under any outstanding Note or any outstanding note issued under the Company’s funding agreement-backed medium-term note programs.
1.1.13 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.
1.1.14 Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Time of Sale Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
1.1.15 Conformity of Issuance Documents. The statements relating to the Issuance Documents contained in the Time of Sale Prospectus conform and will conform in all material respects to the Issuance Documents and the Issuance Documents are substantially in the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement, to the extent so filed or incorporated by reference.
1.1.16 Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of Notes.
1.1.17 Internal Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
1.1.18 Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are effective.
1.2 Certificates by the Company. Any certificate signed by any authorized officer of the Company and delivered to the Agent(s) or Sidley Austin LLP, as legal counsel to the Agent(s), or any other legal counsel selected by the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) to replace such previous legal counsel (the “Agent Approved Counsel”) in connection with the sale of Notes to the

Agent(s) shall be deemed a representation and warranty by the Company to such Agent(s) as to the matters covered thereby on the date of such certificate.
SECTION 2.
COVENANTS OF THE COMPANY
2.1 Covenants of the Company. In further consideration of the Agent’s agreements herein contained, the Company covenants and agrees with each Agent as follows:
2.1.1 Preparation of Pricing Supplements. The Company will prepare a Pricing Supplement with respect to each offering of Notes sold to the Agent(s) in a form previously agreed to by the Agent(s). The Company will use its reasonable best efforts to deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the Time of Sale of such Notes and will file such Pricing Supplement pursuant to the applicable subparagraph of Rule 424(b) of the 1933 Act Regulations.
2.1.2 Blue Sky Qualifications. Subject to Section 3.9, below, the Company shall take reasonable efforts to establish and maintain the qualification of the Notes for offer and sale under the securities blue sky laws of such jurisdictions as the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) shall reasonably request; provided, however, that if the Company, in its reasonable judgment, determines that such qualification in a particular jurisdiction would cause an undue burden, its sole obligation is to so advise the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue); and provided further, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
2.1.3 Listing. The Company, with the assistance of the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), shall use reasonable efforts to obtain and maintain approval for the listing of at least one series of Notes on a national securities exchange as defined in Section 18(a)(3)(B) of the 1933 Act until such time as none of the Notes are outstanding.
2.1.4 Depository Trust Company. The Company shall assist the Agent(s) in arranging to cause the Notes to be eligible for settlement through the facilities of The Depository Trust Company.

2.1.5 Notice of Amendment to the Indenture. The Company will give the Agent(s) at least seven (7) days’ prior notice in writing of any proposed amendment to the Indenture or any Supplemental Indenture and, except in accordance with the applicable provisions of the Indenture or the relevant Supplemental Indenture, not make or permit to become effective any amendment to the Indenture or any Supplemental Indenture.
2.1.6 Notice of Meetings. The Company will furnish to the relevant Agent(s), at the same time as it is dispatched, a copy of any notice of any meeting of the holders of a series of Notes which is called to consider any matter which is material in the context of such series of Notes.
2.1.7 Filing or Use of Amendments. The Company will give the Agent(s) advance notice of their intention to file or prepare any additional registration statement with respect to the registration of additional Notes to be issued pursuant to the Registration Statement, any amendment or supplement to the Registration Statement or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or the Time of Sale Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), whether pursuant to the 1933 Act the 1934 Act, or otherwise, will furnish to the Agent(s) copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will afford the Agent Approved Counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing.
2.1.8 Delivery of the Registration Statement. The Company will furnish to the Agent(s) and Agent Approved Counsel, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to an Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
2.1.9 Delivery of the Prospectus and the Time of Sale Prospectus. The Company will deliver to each Agent, without charge, as many copies of any Preliminary Prospectus as such Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent, without charge, such number of copies of the Prospectus or Time of Sale Prospectus (as amended or supplemented) as such Agent may reasonably request. It is hereby acknowledged that the Company intends to rely on the provisions of Rule 172 of the 1933 Act Regulations with respect to delivery of the Prospectus. The Prospectus and any amendments or supplements thereto furnished to such Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
2.1.10 Revisions of Prospectus; Material Changes. If at any time when the delivery or availability of the Prospectus shall be required by law in connection with the sale of the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations) and in the opinion of Agent Approved Counsel or counsel for the Company either (A) any event shall have occurred as a result of which the Registration Statement or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) for any other reason it shall be necessary to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, in order to comply with the 1933 Act or the 1933 Act Regulations, as applicable, the Company will (1) notify the Agent(s) to suspend the solicitation of offers to purchase Notes and if notified by the Company, the Agent(s) shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (2) promptly prepare and file with the Commission such amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will provide to the Agent(s) without charge a reasonable number of copies thereof, which the Agent(s) shall use thereafter.
2.1.11 Notice of Certain Events. The Company will notify the Agent(s) promptly (but in no event later than one business day), and confirm such notice in writing, as applicable, of (A) with respect to its filings with the Commission, (i) the amendment or supplement to the Registration Statement or any new registration statement relating to the Notes or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendments to such filings or for additional information, (iv) the issuance by the Commission or any state of any stop order or trading suspension which suspends the effectiveness of such filings, or of the initiation of any proceedings for that purpose or (v) any action whereby the Company becomes the subject of a proceeding under Section 8A of the 1933 Act or any proceeding in connection with the offering of the Notes or (B) any change in the rating assigned by any

Ratings Agency to any debt securities or financial strength of the Company, the Program or the Notes or the withdrawal by any Ratings Agency of its rating of any debt securities or the financial strength of the Company, the Program or the Notes or the public announcement by any nationally recognized statistical rating organization that it has under surveillance for a possible downgrade or review its rating for a possible downgrade of the Program or any such securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such securities. The Company will use reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof unless, in the reasonable judgment of the Company, such effort is not warranted.
2.1.12 Outstanding Aggregate Principal Amount of Notes. The Company will promptly (but in no event later than one business day), upon request by an Agent, notify such Agent of the aggregate principal amount of the Notes from time to time outstanding under the Program in their currency of denomination and expressed in United States dollars. For the purpose of determining the aggregate principal amount of such Notes outstanding (A) the principal amount of Notes denominated in a currency other than U.S. dollars shall be converted into U.S. dollars using the spot rate of exchange for the purchase of the relevant currency against payment of U.S. dollars being quoted by the Paying Agent (as defined in the Indenture) on the date the relevant Notes were initially offered, (B) any Notes issued pursuant to the Registration Statement which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default (as defined in the Indenture) in respect of such Notes, shall have a principal amount equal to their redemption amount and (C) any zero coupon (and any other Notes issued at a discount or premium) shall have a principal amount equal to their price to the public.
2.1.13 Earnings Statement. The Company will file such reports pursuant to the 1934 Act and the 1934 Act Regulations, as are necessary in order to make generally available to its security holders as soon as practicable an earning statement within the meaning of Rule 158 under the 1933 Act Regulations for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the 1933 Act.
2.1.14 1933 Act and 1934 Act Compliance. The Company, during any Offering Period, will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations required to permit the completion of the distribution of each offering of Notes.
2.1.15 Authorization to Act on Behalf of the Company. The Company will, from time to time, after receiving a written request from an Agent, deliver to the Agent(s) a certificate as to the names and signatures of those persons authorized to act on behalf of the Company in relation to the Program if such information has changed.
2.1.16 Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Time of Sale Prospectus.
2.1.17 Restrictions on Issuance of Notes. The Company shall not issue or agree to issue, during the period commencing on the date of a Terms Agreement and continuing to and including the relevant Settlement Date with respect to the Notes described therein, any notes or similar instruments denominated in the same currency or substantially similar to such Notes, in each case, without the prior written consent of the Agent(s).
2.1.18 Revisions of Time of Sale Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Agent Approved Counsel or counsel for the Company, to amend or supplement the Time of Sale Prospectus being used to solicit offers to buy Notes in writing in order that such Time of Sale Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of such counsel, to amend or supplement such Time of Sale Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to each of the applicable Agents to cease sales of any Notes they may then own as principal, and the Company will promptly prepare and, if applicable, file with the Commission, subject to Section 2.1.7 hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make such Time of Sale Prospectus comply with such requirements and the Company will furnish to the applicable Agents, without charge, such number of copies of such amendment or supplement as the applicable Agents may reasonably request.
2.1.19 Payment of Filing Fees. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) of the 1933 Act Regulations).

2.2 Suspension of Certain Obligations. At any time when Notes are not being offered under the Prospectus, the Company, as applicable, shall not be required to comply with the provisions of Section 2.1.9, Section 2.1.10 or Section 2.1.11.
SECTION 3.
APPOINTMENT OF AGENTS; PURCHASES OF NOTES
3.1 Appointment. Subject to the terms and conditions stated herein, the Company hereby agrees that the Notes will be sold to the Agent(s) as principal pursuant to the terms of this Agreement. The Company agrees that, other than the Purchasing Agent pursuant to the third paragraph of this Agreement, the Company will not appoint any other agents, dealers or underwriters in connection with the placement of the CoreNotes.
3.2 Arm’s-Length Transaction. The Company acknowledges and agrees that (i) the purchase and sale of Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent and/or Agent(s), on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Purchasing Agent and each Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its employees, (iii) neither the Purchasing Agent, nor any Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchasing Agent or Agent has advised or is currently advising the Company on other matters) and neither the Purchasing Agent nor any Agent has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement or any Terms Agreement, (iv) the Purchasing Agent, the Agent(s) and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Purchasing Agent and the Agent(s) have not provided any legal, accounting, regulatory or tax advice with respect to any offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
3.3 CoreNotes. In connection with the issuance of notes described in the Prospectus as Hartford Life CoreNotes® (the “CoreNotes”) as amended and supplemented and included in the Registration Statement, such CoreNotes shall be issued and sold only to the Purchasing Agent, as principal. All issuances and sales of CoreNotes to the Purchasing Agent shall be subject to the terms of this Agreement and the applicable Terms Agreement, unless the Company and the Purchasing Agent otherwise agree in writing.

3.4 Medium-Term Notes. In connection with the issuance of notes described in the Prospectus other than CoreNotes (the “Medium-Term Notes”), as amended and supplemented and included in the Registration Statement, nothing in this Agreement shall be construed to limit or restrict the ability of the Company to issue and sell Medium-Term Notes directly to any Agent or to any other underwriter pursuant to a distribution agreement other than this Agreement; provided, that the terms of such other distribution agreement shall be no more favorable to such underwriter than this Agreement. Any sale of Medium-Term Notes to an Agent shall be subject to the terms of this Agreement and a Terms Agreement, unless the Company and the relevant Agent(s) otherwise agree in writing.
3.5 Purchases as Principal. The agreement of the Agent(s) to purchase Notes shall be deemed to have been made on the basis of the representations, warranties, covenants and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. In connection with the resale of the Notes purchased, without the consent of the Company, Agents are not authorized to appoint sub-agents or to engage the service of any other broker or dealer; provided, however, that in connection with the resale of the CoreNotes, the Purchasing Agent may appoint any sub-agent or engage the service of any other broker or dealer without the consent of the Company.
3.6 Purchases at Discount; Commission. Unless otherwise specified in the applicable Terms Agreement, each purchase of Notes by an Agent as principal shall be at a discount from the principal amount of each such Notes equivalent to the applicable percentage set forth in Schedule 1 hereto.
3.7 Action by the Company. The Agent(s) are aware that, other than registering the Notes under the 1933 Act, the filing of required reports under the 1934 Act and the actions required pursuant to Section 2.1.2, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or the possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required.
3.8 Aggregate Offering Limitation. The Company shall not issue Notes with an aggregate initial offering price in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agent(s) shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, and of otherwise monitoring the availability of Notes for sale, under the Registration Statement.
3.9 Acknowledgement. The Company and each Agent acknowledge that they understand that (A) the Notes have not been registered as securities under any state’s securities laws, in reliance on the exemption set forth in Section 18 of the 1933 Act and/or applicable interpretive guidance, and if the Company or any Agent learns of any action by any state’s insurance or securities regulatory body (or of any change in state insurance or securities laws or regulations) which creates a material risk that the sale of Notes in such state may violate the insurance or securities laws of such state, the Company shall advise the Agents of such risks and may direct the Agent(s) to cease all sales of Notes in the affected states and, absent such direction, any Agent may elect to cease sales of Notes in any or all affected states, provided, that such Agent shall notify the Company of such election, and (B) the Company instructs the Agent(s) to solicit offers to purchase Notes only as permitted or contemplated in the Prospectus or in this Agreement and as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction.
3.10 Administrative Procedures. Administrative procedural details relating to the issuance and delivery of the Notes, and related matters, may be set forth in written administrative procedures (the “Administrative Procedures”) agreed to and accepted by the parties to the Issuance Documents. If previously so agreed to and accepted, such Administrative Procedures shall apply to the transactions contemplated hereunder and shall serve to define the administrative agreements of the parties. Notwithstanding the foregoing, if the terms of the Administrative Procedures conflict in any manner with the terms of any Issuance Document, as to such conflicting term, the relevant Issuance Document shall govern.
3.11 Miscellaneous. For purposes of this Agreement (other than Section 3.3 and Section 3.4), all references to Notes shall be deemed to include the CoreNotes and the Medium-Term Notes.
SECTION 4.
FREE WRITING PROSPECTUSES
4.1 Final Term Sheet. (A) The Company covenants and agrees to (1) review and (subject to such changes deemed appropriate by the Company and the Agent(s)) approve, at the reasonable request of the Agent(s) in connection with the offer and sale of Medium-Term Notes, a final term sheet prepared by the Agent(s) (as so approved, the “Final Term Sheet”) reflecting the final terms of such Notes, and (2) file such Final Term Sheet pursuant to Rule 433 of the 1933 Act Regulations and (B) if the Agent(s) had requested that the Company review and approve such Final Term Sheet, the Agent(s) covenant and agree to convey final terms, including the final pricing terms, relating to such Notes to the purchasers of such Medium-Term Notes prior to the Time of Sale.
4.2 Delivery and Use of Free Writing Prospectuses by Agents. In connection with the offer and sale of the Notes, each Agent covenants and agrees that, except as otherwise provided in this Agreement, it will furnish the Company with each proposed Free Writing Prospectus, other than a Free Writing Prospectus including only information set forth in a Final Term Sheet filed pursuant to Rule 433 of the 1933 Act Regulations, that (i) is required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations or (ii) is or will be a part of the Time of Sale Prospectus relating to or to be used in connection with the offer and sale of the Notes to be prepared by or on behalf of such Agent before its first use and will not use any such Free Writing Prospectus to which the Company objects. It is understood that an Agent’s obligation to furnish any such form shall be deemed satisfied if another Agent has so furnished such form. Each Agent covenants and agrees that each Free Writing Prospectus used by such Agent that was prepared by or on behalf of such Agent but was not reviewed and approved by the Company as required by this Section 4.2 or otherwise (an “Agent Free Writing Prospectus”) will comply with the requirements of the 1933 Act and the 1933 Act Regulations.
4.3 Free Writing Prospectuses of the Company. In connection with the offer and sale of a series of Notes, the Company represents, warrants, covenants and agrees that, without the prior consent of the Agent(s), it has not made and will not make any offer relating to such series of Notes that would constitute a Free Writing Prospectus required to be filed pursuant to Rule 433 of the 1933 Act Regulations except for any Final Term sheet or as identified to the Agents in the relevant Terms Agreement; provided that to the extent that no Agent is involved in an offer and sale of any series of Notes, no such prior consent shall be required.
4.4 Distribution of Free Writing Prospectuses. Each Agent covenants and agrees that it will not distribute any Free Writing Prospectus used or referred to by such Agent in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, that such covenant and agreement shall not apply to any such Free Writing Prospectus forming part of the Time of Sale Prospectus or any such Free Writing Prospectus approved by the Company for broad unrestricted dissemination (such consent not to be unreasonably withheld).
4.5 No Conflicting Information. In connection with the offer and sale of the Notes, any Free Writing Prospectus (i) that is required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations (including any Final Term Sheet), (ii) that is or will be a part of the Time of Sale Prospectus relating to or to be used in connection with such offer and sale of the Notes or (iii) the use of which has been consented to by the applicable Agent(s) pursuant to Section 4.3 hereof is referred to herein as a “Permitted Free Writing Prospectus”. The Company represents, warrants, covenants and agrees that each Permitted Free Writing Prospectus, as of its first date of use and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer of such Permitted Free Writing Prospectus notified or gives notice to the Agent(s) in accordance with Section 4.6 hereof, did not and does not include any information that conflicted or conflicts with the information contained in the Registration Statement, the applicable Time of Sale Prospectus or the Prospectus; provided, however, that no representation, warranty, covenant or agreement is made with respect to information contained in or omissions from such Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the applicable Agent(s) specifically for use therein. Each Agent represents, warrants, covenants and agrees that it shall not disseminate any Agent Free Writing Prospectus that contains information that conflicts with the information contained in the Registration Statement, the applicable Time of Sale Prospectus or the applicable Prospectus; provided, however, that no representation, warranty, covenant and agreement is made with respect to information in such Agent Free Writing Prospectus that has been furnished in writing by the Company to such Agent specifically for the use therein.
4.6 Further Assurances. The Company covenants and agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event or development occurred or occurs as a result of which such Permitted Free Writing Prospectus conflicted or conflicts with the information in the Registration Statement, any applicable Time of Sale Prospectus or the Prospectus or included or includes an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agent(s) and, if requested by the Agent(s), will prepare and furnish without charge to each Agent a Permitted Free Writing Prospectus or other document that will correct such conflict, statement or omission. In the event that such conflict, misstatement or omission is based upon and in conformity with written information furnished to the Company by the applicable Agent(s) specifically for use therein, the applicable Agent(s) shall use reasonable best efforts to assist the Company in updating such previously furnished written information.
4.7 Copies. The Company will deliver to each Agent, without charge, such number of copies of each Free Writing Prospectus prepared by or on behalf of or used or referred to by the Company as each such Agent may reasonably request. To the extent applicable, each such document furnished to the Agent(s) will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
SECTION 5.
CONDITIONS OF AGENT’S OBLIGATIONS
Each Agent’s obligations hereunder are subject to the following conditions:
5.1 Opinions. On the Settlement Date for the first series of Notes issued under the Program (the “Initial Settlement Date”) and, if applicable, on the first Settlement Date following the Company’s filing with the Commission of its annual report on
Form 10-K,

except as otherwise indicated in this Agreement or otherwise agreed among the Company and the Agent(s), the Company shall have made available to the Agent(s) or the Agent(s) shall have received the following legal opinions, dated as of such Settlement Date and in form and substance satisfactory to the Agent(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue):
5.1.1 Opinion of Internal Counsel for the Company. The opinion of internal counsel for the Company to the effect set forth in Exhibit B hereto and to such further effect as the Agent(s) may reasonably request;
5.1.2 Opinion Concerning Certain Federal Securities Matters. The opinion of Agent Approved Counsel to the effect set forth in Exhibit C hereto and to such further effect as the Agent(s) may reasonably request;
5.1.3 Opinion Concerning Certain New York Law Matters. The opinion of Agent Approved Counsel to the effect set forth in Exhibit D hereto and to such further effect as the Agent(s) may reasonably request;
5.1.4 Opinion Concerning Certain Tax Matters. The opinion of Company external counsel to the effect set forth in Exhibit E hereto, respectively, and to such further effect as the Agent(s) may reasonably request;
5.1.5 Opinion of Counsel for the Indenture Trustee. The opinion of Emmet, Marvin & Martin, LLP or other external counsel reasonably satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue), as counsel for the Indenture Trustee, to the effect set forth in Exhibit F hereto and to such further effect as the Agent(s) may reasonably request.
5.2 Negative Assurances. On the Initial Settlement Date and, on each date specified in Section 6.3 hereof that is immediately preceding the Settlement Date, if applicable, and unless otherwise agreed, the Agent(s) shall have received the following negative assurances, dated as of the date thereof and in form and substance satisfactory to the Agent(s) (which shall be the bookrunning lead manager(s) in the case of a syndicated issue and the Purchasing Agent in the case of an issue of CoreNotes):
5.2.1 Negative Assurance of Company Approved Counsel. The negative assurance letter of Company Approved Counsel (as defined in Section 6.3 hereof) to the effect set forth in Exhibit G hereto; and
5.2.2 Negative Assurance of Agent Approved Counsel. The negative assurance letter of Agent Approved Counsel to the effect set forth in Exhibit H hereto.

5.3 Company Certificate. Unless otherwise agreed, on each Settlement Date the Agent(s) shall have received a certificate of a vice president of the Company with responsibility for the medium-term note business dated as of the date thereof to the effect that (A) to the best of such vice president’s knowledge, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate (except to the extent that such non-compliance has no material effect on the Company’s ability to perform the transactions contemplated by the relevant Terms Agreement and the Time of Sale Prospectus) and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such person’s knowledge, are threatened by the Commission.
5.4 Comfort Letter. On the Initial Settlement Date and on each date specified in Section 6.4 hereof that is immediately preceding the Settlement Date, if applicable, and unless otherwise agreed, the Agent(s) shall have received a letter from Deloitte & Touche LLP or its successor, as accountants to the Company (the “Accountants”), dated as of the date thereof and in form and substance satisfactory to the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) to the effect set forth in Exhibit I hereto.
5.5 Conditions to Purchase. The obligations of the Agent(s) to purchase Notes from the Company as principal under this Agreement are further subject to the conditions (A) of the accuracy of the representations and warranties, as of the date on which such representations and warranties were made or deemed to be made pursuant to Section 1 on the part of the Company, herein contained or contained in any certificate of an officer of the Company, delivered pursuant to the provisions hereof and the performance and observance by the Company of its covenants and other obligations hereunder and (B) that the Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or by any state, and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, threatened by the Commission or any state and any request on the part of the Commission or any state for additional information shall have been complied with to the reasonable satisfaction of Agent Approved Counsel.
5.6 Necessary Documents. Each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement) by the filing of a post-effective amendment with the Commission, including the filing by the Company of a Form 10-K or Form 10-Q under the Exchange Act, or, if so agreed in a

Terms Agreement, the Company shall furnish Agent Approved Counsel with such documents and opinions as may reasonably be required for the purpose of enabling such Agent Approved Counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agent(s) and Agent Approved Counsel.
5.7 Failure to Satisfy Conditions. If, after the entry into a Terms Agreement, any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, such Terms Agreement may be terminated by any Agent (as to itself only) by notice to the Company at any time and any such termination shall be without liability of any party to any other party except as provided in Section 12 hereof and except that Section 7, Section 8.3, Section 10 and Section 11 hereof shall survive any such termination and remain in full force and effect.
SECTION 6.
REGISTRATION STATEMENT AMENDMENTS; COMPANY PERIODIC REPORTS
6.1 Affirmation of Representations and Warranties. The execution of a Terms Agreement and the delivery of the related Notes to an Agent shall be deemed to be an affirmation that the representations and warranties of the Company made to the Agent(s) and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Agent(s) of such Notes relating to such acceptance or sale as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and the Time of Sale Prospectus as amended and supplemented to each such time).
6.2 Subsequent Delivery of Company Certificate. In the event that:
6.2.1 the Registration Statement or Prospectus has been amended or supplemented (other than (a) by an amendment or supplement providing solely for the determination of the variable terms of the Notes or (b) in connection with the filing of any report under Section 13 or 15(d) of the 1934 Act) (each, a “Registration Statement Amendment”), or
6.2.2 the Company has filed, pursuant to the 1934 Act, its quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be (each, a “Company Periodic Report”),

then the Company shall furnish or cause to be furnished to the Agent(s) promptly upon such Registration Statement Amendment or Company Periodic Report, as applicable, a certificate dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, in a form reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5.3 hereof which was last furnished to the Agent(s) are true and correct in all material respects at the date of filing or effectiveness of the Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, as though made at and as of such date or, in lieu of such certificate, a certificate of substantially the same tenor as the certificate referred to in Section 5.3 hereof, modified as necessary to relate to the Registration Statement Amendment or Company Periodic Report to the date of delivery of such certificate.
6.3 Subsequent Delivery of Negative Assurances. In the event of:
6.3.1 a Registration Statement Amendment, or
6.3.2 a Company Periodic Report,
then the Company shall furnish or cause to be furnished to the Agent(s), promptly upon such Registration Statement Amendment or Company Periodic Report, as the case may be, the negative assurance of external counsel selected by the Company and reasonably satisfactory to the Agent(s) or internal legal counsel to the Company which shall be at least an Associate Counsel to the Company (in either case, the “Company Approved Counsel”) and the negative assurance of Agent Approved Counsel, each dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, in form and substance satisfactory to the Agent(s), of substantially the same tenor as the negative assurances referred to in Section 5.2.1 and Section 5.2.2 hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such negative assurance or, in lieu of such negative assurance, counsel last furnishing such negative assurance to the Agent(s) shall furnish such Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last negative assurance to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).
6.4 Subsequent Delivery of Comfort Letter. In the event of:

6.4.1 a Registration Statement Amendment, or
6.4.2 a Company Periodic Report,
then the Company shall cause the Accountants forthwith to furnish to the Agent(s), promptly upon such Registration Statement Amendment or Company Periodic Report, as the case may be, a letter, dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, or the date of the Company Periodic Report, as the case may be, in form reasonably satisfactory to the Agent(s), of substantially the same tenor as the letter referred to in Section 5.4 hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; provided however, that if the Registration Statement or Prospectus is amended or supplemented solely to include unaudited financial information as of and for a fiscal quarter, the Accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.
SECTION 7.
INDEMNIFICATION AND CONTRIBUTION
7.1 Indemnification. The Company agrees to indemnify and hold harmless each Agent, its officers and directors and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (taken together with the Time of Sale Prospectus), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7.4 hereof) any such settlement is effected with the written consent of the Company; and
(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity does not apply to (i) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), or any Permitted Free Writing Prospectus (taken together with the Time of Sale Prospectus) or (ii) any loss, liability, claim, damage or expense arising out of any statements in or omissions from that part of the Registration Statement which constitutes the Statements of Eligibility (Form T-1) under the 1939 Act of the Indenture Trustee.
7.2 Indemnification of Company, Directors and Officers. Each Agent agrees, severally but not jointly, to indemnify and hold harmless the Company and each of its respective directors and officers that signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7.1 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or any applicable Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or any applicable Permitted Free Writing Prospectus.
7.3 Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to

Section 7.1 hereof, counsel to the indemnified parties shall be selected by the Company and, in the case of parties indemnified pursuant to Section 7.2 hereof, counsel to the indemnified parties shall be selected by the Agent(s). Counsel to the indemnifying party may, with the consent of the indemnified party, also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto); unless such settlement, compromise or consent (i) is for monetary damages only, (ii) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
7.4 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that, unless it promptly contests such fees and expenses, it shall be liable for any settlement of the nature contemplated by Section 7.1(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
7.5 Contribution. If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as provided therein), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and the Agent(s), on the other hand, from the offering of the Notes, as the case may be, that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on one hand, and the Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Agent(s), on the other hand, in connection with the offering of the Notes, as the case may be, that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount received by the Agent(s), as the case may be, bears to the aggregate initial offering price of such Notes.
The relative fault of the Company, on one hand, and the Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on one hand, or by the Agent(s), on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The parties agree that it would not be just and equitable if contribution pursuant to this Section 7.5 were determined by pro rata allocation (even if the Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7.5, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price, at which the Notes underwritten by such Agent and distributed to the public, were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agent(s) as principal, the respective obligations of such Agent(s) to contribute pursuant to this Section 7.5 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

For purposes of this Section 7.5, each director and officer of an Agent and each person, if any, who “controls,” within the meaning of Section 15 of the 1933 Act, an Agent shall have the same rights to contribution as such Agent, and each director and officer of the Company, and each person, if any, who “controls,” within the meaning of Section 15 of the 1933 Act, the Company shall have the same rights to contribution as the Company, as applicable.
SECTION 8.
TERMINATION
8.1 Termination of this Agreement. This Agreement (other than any Terms Agreement) may be terminated for any reason, at any time by (i) the Company as to all Agents (other than the Purchasing Agent) or one or more but less than all the Agents (other than the Purchasing Agent) upon the giving of 10 days’ prior written notice of such termination to the applicable Agent(s) (other than the Purchasing Agent), (ii) the Company as to the Purchasing Agent upon the giving of 30 days’ prior written notice to the Purchasing Agent and (iii) an Agent, as to itself, upon the giving of 10 days’ prior written notice to the Company.
8.2 Termination of Agreement to Purchase Notes as Principal. The Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) may terminate any Terms Agreement to purchase Notes immediately upon written notice to the Company, at any time on or prior to the Settlement Date relating thereto, if (i) there has been, since the time of such agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or major escalation of existing hostilities or other calamity or crisis or any similar major change or event (including, without limitation, an act of terrorism) involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Agent(s) (or the bookrunning lead manager(s), in the case of a syndicated issue) after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of The Hartford Financial Services Group, Inc. (the “Corporation”) or the Company has been suspended or materially limited by the Commission or The New York Stock Exchange, or if trading generally on The New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, The Financial Industry Regulatory Authority (“FINRA”) or any other governmental authority, in each case the effect of which is such as to make it, in the reasonable judgment of the Agent(s) (or bookrunning lead manager(s), in the case of a syndicated issue) after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iv) a banking moratorium has been declared by either Federal or New York authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, in each case the effect of which is such as to make it, in the reasonable judgment of the Agent(s) (or bookrunning lead manager(s), in the case of a syndicated issue) after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes, (v) the rating assigned by any nationally recognized statistical rating organization to the Program, any Notes or any other debt securities, any other securities or the financial strength of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating of the Program, any Notes or any such other debt securities, any other securities or the financial strength of the Company or (vi) there shall have come to the attention of the Agent(s) any facts that cause the Agent(s) to reasonably believe, after consultation with counsel and the Company and Company’s counsel that the Prospectus, at the time it was delivered (or but for the exemption in Rule 172 would have been required to be delivered) to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.
8.3 General. In the event of any termination under Section 8.2 above, neither party will have any liability to the other party hereto, except that the covenant set forth in Section 2.1.13 hereof, the indemnity and contribution agreements set forth in Section 7 hereof and the provisions of Section 10, Section 11 and Section 12 hereof shall remain in effect.
SECTION 9.
NOTICES
Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or if by telephone, promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), or registered mail to such Agent at its address or facsimile number set forth in this Agreement, or the relevant Terms Agreement, and if to the Company shall be sufficient in all respects if delivered or sent by facsimile transmission (confirmed in writing) or registered mail to the Company at the applicable address specified below. All such notices shall be effective on receipt.
If to the Company:

Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut 06070
Or, if by U.S. Mail, to:
PO Box 2999
Hartford, Connecticut 06102
Attn: Ken A. McCullum
Senior Vice President and Actuary
Telephone: 860-843-3169
Facsimile: 860-843-5775
With a copy to:
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut 06070
Or, if by U.S. Mail, to:
PO Box 2999
Hartford, Connecticut 06102
Attention: Walter Garger
Associate General Counsel
Telephone: 860-843-4397
Facsimile: 860-843-8665
If to the Purchasing Agent:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center Floor 11
New York, New York 10080
Attention: Transaction Management Group
Facsimile: 212-449-2234
If to the Agents:
To each Agent at the address specified in Schedule 2 hereto, or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 9.

SECTION 10.
PARTIES
This Agreement shall be binding upon the Agent(s) and the Company, and inure solely to the benefit of the Agent(s) and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
SECTION 11.
GOVERNING LAW
PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.
SECTION 12.
FEES AND EXPENSES
12.1 Company Liability for Program Expenses. The Company will pay the expenses related to the Program and the issuance of the Notes, either directly, pursuant to this Agreement (including through the performance of the obligations of the Company), or through the Expense and Indemnity Agreement (as defined in the Indenture), including the following:
(i) the preparation, filing, printing and delivery of the Registration Statement and any amendments and supplements thereto;
(ii) fees and expenses relating to the issuance of Notes and the cost of obtaining CUSIP or other identification numbers for the Notes;
(iii) the fees charged by the nationally recognized statistical rating organizations selected for the rating of the Program and the Notes;

(iv) the fees and disbursements of the Company’s accountants, counsel and other advisors or agents;
(v) the qualification of the Notes under securities laws in accordance with the provisions of Section 2.1.2 hereof, including filing fees and the fees and disbursements of counsel for the Agents incurred in connection with the preparation and delivery any blue sky memorandum to be delivered subsequent to the Initial Settlement Date as reasonably requested by the applicable Agent;
(vi) the filing fees incident to the review of the program, if any, by FINRA.;
(vii) the fees and expenses incurred in connection with any listing of Notes on a securities exchange; and
(viii) any costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) resulting directly from the reforming of any contracts for any sale of Notes made by an Agent caused by a breach of the representation contained in the seventh sentence of Section 1.1.5 hereof (including the application of clause (B) of the eighth sentence of Section 1.1.5 hereof).
(ix) unless otherwise specified in the relevant Terms Agreement, the reasonable fees and expenses of Agent Approved Counsel.
12.2 Expenses of Agents. The Company shall agree to pay or reimburse an Agent for certain expenses such Agent may incur in connection with the Program. Such expenses shall be paid or reimbursed only to the extent described in this Agreement or other written agreement between the Company and such Agent. Each Agent agrees that, except as provided in this Agreement or other written agreement, each Agent is responsible for its own expenses.
12.3 Reimbursement After Termination. In the event that the proposed offering of Notes is not completed pursuant to Section 8.2, the Company will reimburse the Agent(s) for the expenses set forth in this Agreement and any other written agreement between the Company and such Agent(s).
SECTION 13.
MISCELLANEOUS
13.1 Power of Attorney. If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement such person has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.
13.2 Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.
13.3 Amendment. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and the Agent(s). The Company may from time to time nominate any institution as an Agent hereunder in relation to a particular series or tranche of Notes only; in which event, upon confirmation by such institution of an agent accession letter (the “Agent Accession Letter”) in the terms substantially in the form of Exhibit J, such institution shall become party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally a party to this Agreement; provided further that, following the issue of the relevant Notes in respect of the relevant series or tranche, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except as such as may have accrued or been incurred prior to, or in connection with, the issue of such series or tranche of Notes (which includes but is not limited to any rights contained in Section 7 and Section 12 of this Agreement).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, as of the date hereof.

HARTFORD LIFE INSURANCE COMPANY
By:	/s/ Jeffrey L. Johnson
	Name:	Jeffrey L. Johnson
	Title:	Assistant Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

BANC OF AMERICA SECURITIES LLC
By:	/s/ Joseph A. Crowley
	Name:	Joseph A. Crowley
	Title:	Vice President

BARCLAYS CAPITAL INC.
By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

INCAPITAL LLC
By:	/s/ Joseph J. Novak
	Name:	Joseph J. Novak
	Title:	Secretary

J.P. MORGAN SECURITIES INC.
By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

LEHMAN BROTHERS INC.
By:	/s/ Monica Hanson
	Name:	Monica Hanson
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Aron Jaroslawicz
	Name:	Aron Jaroslawicz
	Title:	Executive Director

UBS SECURITIES LLC
By:	/s/ Demetrios Tsapralis
	Name:	Demetrios Tsapralis
	Title:	Director, Debt Capital Markets

By:	/s/ Christian Stewart
	Name:	Christian Stewart
	Title:	Managing Director, UBS Investment Bank

WACHOVIA CAPITAL MARKETS LLC
By:	/s/ James McMullen
	Name:	James McMullen
	Title:	Vice President & Assistant General Counsel

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Form of Terms Agreement

Exhibit B	Opinion of Internal Counsel for the Company

Exhibit C	Opinion of Agent Approved Counsel Concerning Federal Securities Law

Exhibit D	Opinion of Agent Approved Counsel Concerning New York Law

Exhibit E	Opinion of Company External Counsel Concerning Tax

Exhibit F	Opinion of Counsel for the Indenture Trustee

Exhibit G	Negative Assurance Letter of Company Approved Counsel

Exhibit H	Negative Assurance Letter of Agent Approved Counsel

Exhibit I	Comfort Letter from Accountants to the Company

Exhibit J	Form of Agent Accession Letter

SCHEDULES

Schedule 1	Discount and Commission Determination for Agents

Schedule 2	Agents’ Addresses

EXHIBIT J
HARTFORD LIFE INSURANCE COMPANY
AGENT ACCESSION LETTER
[New Agent]
[Address]
Dear Sirs and Madams,
Hartford Life Insurance Company
Senior Notes Program (the “Program”)
Reference is made to the Distribution Agreement, dated [●] entered into in respect of the above Program (such agreement, as modified or amended from time to time, the “Distribution Agreement”) among Hartford Life Insurance Company (the “Company”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Agents from time to time party thereto, and the Company has the pleasure of inviting you to become an Agent in respect of [specify Series [Tranche] of Notes (the “Notes”)] subject to and in accordance with the terms of the Distribution Agreement and the relevant Terms Agreement, a copy of which have been supplied to you by the Company. In addition, the Company encloses the relevant letters from counsel to the Company and Deloitte & Touche LLP entitling you to rely on the original letters referred to in Section 5 to the Distribution Agreement, as such letters may have been amended or supplemented, together with copies of such original, amended or supplemented letters. Please return to the Company a copy of this letter signed by an authorized signatory whereupon the Company will appoint you an Agent for the purposes of the Distribution Agreement, with, all the authority, rights, powers, duties and obligations of an Agent under the Distribution Agreement except that, following the issue of the Notes, you shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York. The provisions of Section 11 of the Distribution Agreement shall apply to this letter as if set out herein in full.

Yours faithfully, HARTFORD LIFE INSURANCE COMPANY
By:
Name:
Title: Date:

CONFIRMATION
We hereby accept the appointment by the Company as an Agent and accept all of the duties and obligations under, and the terms and conditions of, the Distribution Agreement upon the terms of this letter but only in respect of [specify Series [Tranche] of Notes].
We confirm that we are in receipt of all the documents which we have requested and have found them to be satisfactory.
For the purposes of the Distribution Agreement, our communications details are as set out below.

[NEW AGENT]
By:
Name:
Title:

Date:	[ ]

Address:	[ ]
Telex:	[ ]
Facsimile:	[ ]
Attention:	[ ]
Copies to:
The Indenture Trustee and the existing Paying Agent
Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE 2
NAMES AND ADDRESSES OF AGENTS
Banc of America Securities LLC
One Bryant Park
New York, New York 10036
Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
Attention: MTN Trading
Facsimile: (212) 412-7305
Citigroup Global Markets Inc.
388 Greenwich Street, 34th Floor
New York, NY 10013
Attention: Transaction Execution Group
Facsimile: (646) 291-5209
Incapital LLC
200 S Wacker Drive
Suite 3700
Chicago, IL 60606
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attention: Medium Term Notes Desk — 8th floor
Facsimile: (212) 834-6081
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Debt Capital Markets, Financial Institutions Group
Facsimile: (646) 834-8133
(with a copy to the General Counsel at the same address)
Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, New York, 10036
Attention: Investment Banking Division
Facsimile: (212) 507-8999

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Facsimile: (203) 719-0495
Attention: Fixed Income Syndicate
Wachovia Capital Markets, LLC
375 Park Avenue
New York, NY 10152
and
800 Harbor Boulevard, 3rd Floor
Weehawken, New Jersey 07086-6793
Facsimile: (201) 272-2814
Attention: Corporate Bond Trading